Exhibit 4.2

FOURTEENTH AMENDMENT TO TRANSFER AGREEMENT

This FOURTEENTH AMENDMENT TO TRANSFER AGREEMENT, dated as of March 16, 2021 (this “Amendment”), is entered into between RFS HOLDING, L.L.C., a limited liability company organized under the laws of the State of Delaware, as Transferor (the “Transferor”), and SYNCHRONY CREDIT CARD MASTER NOTE TRUST (formerly known as GE Capital Credit Card Master Note Trust, the “Buyer”), pursuant to the Transfer Agreement referred to below.

WITNESSETH:

WHEREAS Transferor and Buyer are parties to the Transfer Agreement, dated as of September 25, 2003, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, the Second Amendment to Transfer Agreement, dated as of June 17, 2004, the Third Amendment to Transfer Agreement, dated as of November 21, 2004, the Fourth Amendment to Transfer Agreement, dated as of August 31, 2006, the Fifth Amendment to Transfer Agreement, dated as of December 21, 2006, the Sixth Amendment to Transfer Agreement, dated as of May 21, 2008, and the Reassignment of Receivables in Removed Accounts, the Seventh Amendment to Transfer Agreement, dated as of December 29, 2008, the Eighth Amendment to Transfer Agreement, dated as of February 26, 2009, the Ninth Amendment to Transfer Agreement, dated March 31, 2012, the Tenth Amendment to Transfer Agreement, dated as of March 20, 2012, the Eleventh Amendment to Transfer Agreement, dated as of March 3, 2016, the Twelfth Amendment to Transfer Agreement, dated as of February 23, 2017 and the Thirteenth Amendment to Transfer Agreement, dated as of April 21, 2017 (as amended, the “Transfer Agreement”);

WHEREAS Buyer and Transferor desire to amend the Transfer Agreement as set forth herein;

NOW, THEREFORE, Transferor and Buyer hereby agree as follows:

1.                  Defined Terms. All terms defined in the Transfer Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

2.                  Amendments to Transfer Agreement.

(a)                Section 1.1 of the Transfer Agreement is amended by deleting the defined term “Private Label Program” in its entirety and replacing it with the following:

                     ““Private Label Program” means any arrangement in which Originator agrees to extend credit accounts to customers of a Retailer, which accounts include a private label credit line for use at the Retailer’s retail establishments, Internet website, catalogue sales business or other channels for the purchase of the specified Retailer’s goods and services and may also include a credit line for use at certain other retail establishments, Internet websites, catalogue sales businesses or other channels not operated by such Retailer for the purchase of similar, related or complimentary goods and services as such Retailer offers or provides.”

3.                  Representations and Warranties of Transferor. Transferor hereby represents and warrants to Buyer as of the date hereof this Amendment constitutes a legal, valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

4.                  Effectiveness. This Amendment shall become effective as of the date first written above; provided that (i) Buyer and Transferor shall have executed a counterpart of this Amendment, (ii) the Rating Agency Condition shall have been satisfied with respect to this Amendment and (iii) the Transferor shall have delivered an Officer’s Certificate to the Issuer certifying that the amendments set forth in Section 2 of this Amendment will not cause an Adverse Effect (as such term is defined in the Indenture).

5.                  Binding Effect; Ratification.

(a)               On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Transfer Agreement and (ii) each reference in the Transfer Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Transfer Agreement, shall mean and be a reference to such Agreement as amended hereby.

(b)               Except as expressly amended hereby, the Transfer Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

6.                  Miscellaneous.

(a)               THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)               Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c)               This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Counterparts of this Amendment may be delivered electronically. Documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Amendment and all matters related thereto, with such scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature provided by one or more electronic networks or databases (including one or more distributed electronic networks or databases) provided by DocuSign, Inc., Adobe Sign, Nitro Pro or any other electronic signature provider as may be mutually agreed to by the parties to this Amendment, and that creates a record that may be retained, retrieved and reviewed by a recipient thereof and is in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law. Any document accepted, executed or agreed to in conformity with the requirements of this Section 6(c) will be binding on all parties thereto to the same extent as if it were physically executed.

7.                  No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by BNY Mellon Trust of Delaware (“BNYMTD”), not individually or personally but solely as trustee of the Buyer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Buyer is made and intended not as personal representations, undertakings and agreements by BNYMTD but is made and intended for the purpose of binding only the Buyer, (c) nothing herein contained shall be construed as creating any liability on BNYMTD, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto (d) BNYMTD has made no investigation as to the accuracy or completeness of any representations or warranties made by the Buyer or any other party herein and, (e) under no circumstances shall BNYMTD be personally liable for the payment of any indebtedness or expenses of the Buyer or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Buyer under this Amendment or any other related documents.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

RFS HOLDING, L.L.C., Transferor

By:	/s/ Christopher J. Coffey

Name:	Christopher Coffey

Title:	Vice President

 Fourteenth Amendment to Transfer Agreement

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SYNCHRONY CREDIT CARD MASTER NOTE TRUST, Buyer

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Trustee on behalf of the Buyer

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

Fourteenth Amendment to Transfer Agreement

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